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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)
                                 AUGUST 21, 2006

                          ----------------------------

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)

              0-29785                                     84-0605867
      (Commission File Number)                           (IRS Employer
                                                      Identification No.)

                                NO.308 XUEFU ROAD
                            NANGANG DISTRICT, HARBIN,
                                  CHINA, 150086
              (Address of Principal Executive Offices and zip code)

                                86-451-8666-6601
                             (Registrant's telephone
                          number, including area code)

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS,
APPOINTMENT OF PRINCIPAL OFFICERS.

     On August 21, 2006, the Board of Directors (the "Board") of American Oriental Bioengineering, Inc. (the "Company"), by unanimous written consent appointed Lawrence S. Wizel to serve as an independent director of the Company. A press release was published on August 21, 2006, to this effect and a copy of it is attached to this report as Exhibit 99.1.

     Mr. Wizel joins the Company from Deloitte & Touche USA LLP ("Deloitte"). He began his career at Deloitte in 1965 and was a partner in the firm from 1980 until May, 2006 when he recently retired. Mr. Wizel was responsible for serving a diverse client base of publicly held and private companies in a variety of capacities including, SEC Commission filings, initial public offerings, mergers and acquisition transactions and periodic reporting. During the last four years, Mr. Wizel served as a Deputy Professional Practice Director in the Deloitte New York office. He holds a BS from Michigan State University and is a Certified Public Accountant.

     With Mr. Wizel's appointment as an independent director of the Company, he has been appointed by the Board to serve on the Nominating and Corporate Governance Committee, the Compensation Committee and as Chairman of the Audit Committee. Ms. Eileen Brody who currently serves as Chairman of the Audit Committee has resigned from such position and has been appointed as Chairman of the Compensation Committee. The Company entered into an independent director agreement with Mr. Wizel, which sets forth Mr. Wizel's duties as an independent director and the terms of his compensation. Pursuant to the terms of the agreement, the Company agreed to pay Mr. Wizel the following fees for services to be rendered: (1) a fee in cash of $5,000 per month through December 31, 2006; and (2) a fee in cash of $30,000 per annum for each year subsequent to 2006. The fees in cash shall be payable monthly in equal installments. In addition, during Mr. Wizel's term of service as an independent director or member of the board committees and starting from January 1, 2007, he shall be entitled to receive each year shares of common stock of the Company with an aggregate value of $30,000 per annum, calculated based on the average closing price per share for the five (5) trading days preceding and including January 1 of such year.

     Mr. Wizel has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Wizel had, or will have, a direct or indirect material interest.


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ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL
YEAR

AMENDMENT TO BYLAWS
-------------------

     On August 21, 2006, by unanimous written consent, the Board of the Company voted to amend and restate the Bylaws of the Company, specifically Section 1 of
Article III, which governs the number and tenure of the directors. Prior to the amendment, Section 1 of Article III read as follows:

     "The number of directors that shall be neither more than fifteen (15) nor fewer than one (1). The number may be increased and/or decreased from time to time by the Board of Directors and the stockholders within the limits permitted above, by the Articles of the Incorporation and the law. The Directors shall be elected at the annual meeting or a special meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal."

     The Board amended Section 1 of Article III of the Company's Bylaws in its entirety to read as follows:

     "The number of directors that shall be neither more than fifteen (15) nor fewer than one (1). The number may be increased and/or decreased from time to time by the Board of Directors and/or the stockholders within the limits permitted above, by the Articles of the Incorporation and the law. The Directors shall be elected at the annual meeting or a special meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal."

     As a result of the amendment, the Board and the stockholders may increase or decrease the number of directors without the approval of the other.

     A copy of the Amended and Restated Bylaws of the Company is filed as
Exhibit 3.2 hereto.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

    Exhibit No.          Description
    -----------          -----------

        3.2              Amended and Restated Bylaws

       99.1              Press Release Dated August 21, 2006



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AMERICAN ORIENTAL BIOENGINEERING, INC.


Date:  August 24, 2006            By: /s/ Yanchun Li
                                      --------------------------------------
                                      Name:   Yanchun Li
                                      Title:  Chief Operating Officer and
                                              Acting Chief Financial Officer



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                                  EXHIBIT INDEX

      Exhibit No.          Description
      -----------          -----------

          3.2              Amended and Restated Bylaws

         99.1              Press Release Dated August 21, 2006




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